UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2015

Sunshine Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 752-6193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On June 30, 2015, in connection with the merger by and among Sunshine Bancorp, Inc. (the “Company”), Sunshine Interim Corp. and Community Southern Holdings, Inc. (the “Merger”), the Company entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with Community Southern Holdings, Inc., a Florida corporation (“CS Holdings”), pursuant to which CS Holdings assigned to the Company, and the Company assumed, all of CS Holdings’ rights, responsibilities and obligations under the Securities Purchase Agreement, dated as of September 20, 2011, by and between The United States Secretary of the Treasury (“Treasury”) and CS Holdings (the “Securities Purchase Agreement”). The Securities Purchase Agreement was entered into by CS Holdings in connection with its participation in Treasury’s Small Business Lending Fund Program (the “SBLF Program”), a $30 billion fund established under the Small Business Jobs Act of 2010 that was created to encourage lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

Under the terms of the Securities Purchase Agreement, CS Holdings sold 5,700 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share (the “CS Holdings Preferred Stock”), to Treasury for a purchase price of $5,700,000. Under the terms of the Merger Agreement (as defined below), and pursuant to the Assignment Agreement, at the completion of the Merger each share of CS Holdings Preferred Stock was converted into one share of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”). The Series A Preferred Stock was issued under articles supplementary to the Company’s articles of incorporation as described in Item 5.03 below (the “Series A Articles Supplementary”).

The Series A Preferred Stock qualifies as Tier 1 capital. The holder of Series A Preferred Stock is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1. The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis between one percent (1%) and seven percent (7%), until March 1, 2016, based upon changes in the amount of “Qualified Small Business Lending” or “QSBL” (as defined in the Securities Purchase Agreement) by the Company from a “baseline” level. After March 1, 2016, the dividend rate will increase to nine percent (9%).

The Series A Preferred Stock is non-voting, except in limited circumstances. In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the Series A Preferred Stock will have the right, but not the obligation, to appoint a representative as a non-voting observer on the Company’s Board of Directors. The right of the holder of the Series A Preferred Stock to appoint a non-voting observer will terminate when full dividends have been timely paid on the Series A Preferred Stock for at least four consecutive dividend periods.

The Series A Preferred Stock may be redeemed in whole or in part at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus any unpaid dividends for the current dividend period to, but excluding, the date of redemption, plus certain additional fees if the Company has not met certain minimum QSBL lending thresholds at the time of redemption, subject to the receipt of applicable regulatory approvals.

The foregoing description of the Assignment Agreement, the Securities Purchase Agreement and the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment Agreement which includes as an exhibit the Securities Purchase Agreement, the Series A Articles Supplementary and the form of stock certificate for the Series A Preferred Stock, which are included as Exhibits 10.1, 3.1 and 4.1 hereto, respectively, and are incorporated herein by reference.

Item 2.01                      Completion of Acquisition or Disposition of Assets

On June 30, 2015, the Company and its wholly owned subsidiary, Sunshine Bank, completed their acquisition of CS Holdings, and its wholly owned subsidiary, Community Southern Bank.  The Merger was consummated in accordance with an Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 4, 2015, by and among the Company, Sunshine Interim Corp., a wholly owned subsidiary of the Company, and CS Holdings.

At the effective time of the Merger, each share of common stock of CS Holdings, par value $1.00 per share, was converted into the right to receive a cash payment equal to eleven dollars and sixty-six cents ($11.66).  At the effective time of the Merger, each option or warrant to purchase shares of CS Holdings common stock was converted into the right to receive a cash payment equal to the number of shares underlying such options or warrants multiplied by the difference between the exercise price of such option or warrant and $11.66.  The aggregate merger consideration to be paid in the Merger is approximately $31.2 million, which includes the cash out of in the money stock options and warrants.

The preceding is qualified in its entirety by reference to the Merger Agreement and a press release, which are attached as Exhibits 2.1 and 99.1 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 3.02                      Unregistered Sales of Equity Securities

The information set forth in Item 3.03 hereof is incorporated by reference into this Item 3.02. The issuance of the Series A Preferred Stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03                      Material Modification to the Rights of Security Holders

The terms of the Series A Preferred Stock impose limits on the ability of the Company to pay dividends on and repurchase shares of its stock. If a dividend is not declared and paid in full on the Series A Preferred Stock for any dividend period, then from the last day of that dividend period through the next three dividend periods (i) no dividends may be declared or paid on the Company common stock or any other class or series of Company stock expressly ranking junior to the Series A Preferred Stock (“Junior Stock”) (other than dividends payable solely in common stock) or any class or series of Company stock not expressly ranking senior or junior to the Series A Preferred Stock (“Parity Stock”) , provided that, in any such dividend period in which a dividend is paid on the Series A Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid a material covenant breach and (ii) subject to limited exceptions, no repurchases may be made of any equity securities of the Company.

In addition, under the terms of the Series A Preferred Stock, the Company may (i) pay dividends on its common stock, any other Junior Stock or Parity Stock and (ii) repurchase its equity securities, only if, (A) after giving effect to such dividend or repurchase the Company’s Tier 1 capital would be at least equal to a minimum threshold, as calculated pursuant to the Series A Articles Supplementary, and (B) full dividends on all outstanding shares of Series A Preferred Stock for the most recently completed dividend period have been or are contemporaneously declared and paid.

The forgoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Articles Supplementary and the form of stock certificate for the Series A Preferred Stock, which are included as Exhibits 3.1 and 4.1 hereto, respectively, and are incorporated herein by reference.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 30, 2015, the Company filed the Series A Articles Supplementary with the Maryland Department of Assessments and Taxation for the purpose of supplementing the Company’s articles of incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock. A copy of the Series A Articles Supplementary is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The form of stock certificate for the Series A Preferred Stock is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

Financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K no later than September 16, 2015.

(b)	Pro forma financial information

Pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than September 16, 2015.

(c)	Not Applicable.

(d)	Exhibits.

	Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of February 4, 2015, by and among Sunshine Bancorp, Inc., Sunshine Interim Corp. and Community Southern Holdings, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2015 (Commission File No. 001-36539))

	3.1	Articles Supplementary to the Articles of Incorporation of Sunshine Bancorp, Inc. containing the terms of Sunshine Bancorp, Inc.’s Senior Non-Cumulative Perpetual Preferred Stock, Series A
	4.1	Form of Stock Certificate of Sunshine Bancorp, Inc’s Senior Non-Cumulative Perpetual Preferred Stock, Series A
10.1
Assignment and Assumption Agreement by and between Sunshine Bancorp, Inc. and Community Southern Holdings, Inc., dated June 30, 2015, with respect to that certain Securities Purchase Agreement, dated as of September 20, 2011 by and between The United States Secretary of the Treasury and Community Southern Holdings, Inc.

	99.1	Press Release dated June 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNSHINE BANCORP, INC.

DATE: July 7, 2015	By:	/s/ Vickie J. Houllis Vickie J. Houllis, Senior Vice President and Chief Financial Officer